Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Inducement Stock Option Awards for Claude Knopf, Allan Reine, M.D., and Ingmar Bruns, M.D., Ph.D. of Pieris Pharmaceuticals, Inc. of our report dated March 29, 2017, with respect to the consolidated financial statements of Pieris Pharmaceuticals, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2016, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Boston, Massachusetts

November 9, 2017